Exhibit 99.2

Fleetwood Enterprises, Inc.

Supplemental Operational Data
Quarter-Ended 7/27/03

Unaudited

(Dollars in thousands)

	Housing Group			Recreational Vehicle Group
	Manufacturing	Retail	Total	Motor Homes	Travel Trailers	Folding Trailers	Total
Operating revenues	$169,767	$57,604	$227,371	$257,342	$156,849	$22,422	$436,613

Less intercompany sales	(27,063)		(27,063)	(80)	—	—	(80)

Total operating revenues	$142,704	$57,604	$200,308	$257,262	$156,849	$22,422	$436,533

Units sold	5,372	1,148	NM	2,694	9,815	2,967	15,476
Single-sections	962	165	NM
Multi-sections	4,410	836	NM
Pre-owned	NM	147	NM
Class As				2,252
Class Cs				442
Conventional trailers					7,221
Fifth-wheel trailers					2,570
Truck campers					24

Average selling price	$31,602	$50,178	NM	$95,524	$15,981	$7,557	NM

Gross profit percent	22.8%	20.6%	NM	13.9%	14.0%	16.8%	14.1%

Operating income/(loss)	$1,859	$(8,469)	$(6,610)	$12,041	$3,860	$(976)	$14,925

Operating margin	1.1%	(14.7%)	NM	4.7%	2.5%	(4.4%)	3.4%

	Supply	Other	Company Total
Operating revenues	$47,625	$884	$700,256

Less intercompany sales	(39,219)		(54,125)

Total operating revenues	$8,406	$884	$646,131

Units sold
Single-sections
Multi-sections
Pre-owned
Class As
Class Cs
Conventional trailers
Fifth-wheel trailers
Truck campers

Average selling price

Gross profit percent	41.4%		18.1%

Operating income/(loss)	$740	$3,566	$12,621

Operating margin	1.6%		2.0%

Fleetwood Enterprises, Inc.
Supplemental Operational Data
Quarter-Ended 7/27/03
Unaudited
(Dollars in thousands)

		Housing Group			Recreational Vehicle Group
		Manufacturing	Retail	Total	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply
(A)	Number of facilities	21	133	NM	3	9	1	13	5

(B)	Capacity utilization	59%	NM	NM	86%	92%	50%	NM

	Number of independent distribution points	1,187	NM	NM	283	708	514	NM

	Backlogs
	Units	1,332	1,796	NM	1,340	3,321	429	5,090
(C)	Sales value	$49,723	$90,119	NM	$128,002	$53,071	$3,242	$184,316

	Dealer inventories (units)			9,791	4,066	13,630	7,273	NM
	Independent	6,897		6,897
	Company-owned		2,894	2,894

(A) Number of active facilities at the end of the quarter.

(B) Based on the production at the end of the period.

(C) The number of units in the backlog multiplied times the average selling price.

NM Not meaningful.